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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-69329 of Valley Media, Inc. on Form S-1 of our report dated February 8, 1999 (March 5, 1999 as to Note 13 and March 22, 1999 as to the last paragraph of Note
2) on the consolidated financial statements of Valley Media, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Our audits of the consolidated financial statements of Valley Media, Inc. referred to in our aforementioned report also included the consolidated financial statement schedule of Valley Media, Inc., listed in Item 16(b). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP


San Francisco, California
March 22, 1999